EXHIBIT 1.1

Subscription Agreement

This subscription agreement (this “Subscription”) is dated _____, 2021, by and between the investor identified on the signature page hereto (the “Investor”) and China Liberal Education Holdings Limited, a company incorporated under the laws of the Cayman Islands (the “Company”). The parties agree as follows:

1. Subscription. Investor agrees to buy and the Company agrees to sell to Investor such number of the Company’s ordinary shares, par value $0.001 per share (the “Shares”), as set forth on the signature page hereto, for an aggregate purchase price (the “Purchase Price”) equal to the product of (x) the aggregate number of Shares the Investor has agreed to purchase and (y) the purchase price per share as set forth on the signature page hereto. The Shares are being registered for sale pursuant to a Registration Statement on Form F-1, as amended, Registration No. 333-254146 (the “Registration Statement”). The Registration Statement will have been declared effective by the Securities and Exchange Commission (the “Commission”) prior to issuance of any Shares and acceptance of any Investor’s subscription. The prospectus, however, is subject to change. A final prospectus and/or prospectus supplement will be delivered to the Investor as required by law. The Shares are being self-underwritten and offered by the Company on a “best efforts” basis, at an offering price of $[●] per share, up to 6,000,000 ordinary shares. The completion of the purchase and sale of the Shares (the “Closing”) shall take place at a place and time (the “Closing Date”) to be specified by the Company in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon satisfaction or waiver of all the conditions to closing set forth in the preliminary prospectus contained in the Registration Statement when it is declared effective by the Commission, at the Closing (i) the Purchase Price deposited by the Investor subsequent to the declaration of effectiveness of the Registration Statement by wire transfer of immediately available funds to the Company’s escrow account per wire instructions as provided on the signature line below shall be released to the Company, and (ii) the Company shall cause the Shares to be delivered to the Investor (A) through the facilities of The Depository Trust Company’s DRS system in accordance with the instructions set forth on the signature page attached hereto under the heading “DRS Instructions,” or (B) if requested by the Investor on the signature page hereto or if the Company is unable to make the delivery through the facilities of The Depository Trust Company’s DRS system, through the book-entry delivery of Shares on the books and records of the Company’s transfer agent. If delivery is made by book entry on the books and records of the transfer agent, the Company shall send written confirmation of such delivery to the Investor at the address indicated on the Signature Page hereof. No fractional Shares shall be purchased and any excess funds representing fractional Shares shall be returned to the Investor. By payment of the Shares, the Investor acknowledges receipt of the Registration Statement and any amendment, the terms of which govern the investment in the Shares. In the event that the offering does not close for any reason prior to the termination date set forth in the Registration Statement, all funds deposited in the escrow account will be returned to investors promptly in accordance with the terms of the escrow agreement and applicable law.

2. Miscellaneous. This Subscription may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile or via electronic format. All communications hereunder, except as otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile or e-mail transmission, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing (i) to the Company: as set forth on the signature page hereto and (ii) to the Investor: as set forth on the signature page hereto. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

[Signature Page Follows]

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If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this Subscription.

Number of Shares: __________________________	CHINA LIBERAL EDUCATION HOLDINGS LIMITED

Purchase Price per Share: $	By:

Aggregate Purchase Price: $__________________	Name:

Title:

Address Notice:

INVESTOR:	[Issuer Notice Information]

Select method of delivery of Shares: DRS or DWAC (Check One)

DWAC DELIVERY INSTRUCTIONS:

1.	Name of DTC Participant (broker dealer at which the account
or accounts to be credited with the Shares are maintained):

2.	DTC Participant Number:

3.	Name of Account at DTC Participant being credited with the Shares:

4.	Account Number of DTC Participant being credited with the Shares:

___________ DRS ELECTRONIC BOOK ENTRY CONFIRMATION (hold shares at transfer agent) Delivery Instructions:

Name in which Shares should be issued: ______________________

Address for Shareholder: Street_________________________________________

City/State/Zip: ______________________________; Attention: _____________________________________

Telephone No.: _____________________________

WIRE PAYMENT INSTRUCTIONS:

NO WIRE TRANSFERS MAY BE MADE TO THE ESCROW ACCOUNT, DIRECTLY OR THROUGH ANY UNDERWRITER UNLESS AND UNTIL: (A) THE REGISTRATION STATEMENT HAS BEEN DECLARED EFFECTIVE BY THE COMMISSION, AND (B) A COPY OF THIS SUBSCRIPTION AGREEMENT, DULY EXECUTED BY THE SUBSCRIBER OR ITS AGENT, HAS BEEN DELIVERED TO THE UNDERWRITER.

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To the following instructions:

ABA Routing No:

SWIFT Code:

Bank Name:

Bank Address:

Beneficiary Account Name:

Beneficiary Account No:

Beneficiary Address:

Please email back the completed Subscription Agreement to:

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